Exhibit 23.2

www.bakertilly.cl

September 26, 2025.

CISO Global, Inc

6900 E. Camelback Road, Suite 900

Scottsdale, AZ 85251

Greetings:

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 31, 2025, with respect to the consolidated balance sheets of the companies Arkavia Networks SpA. and its wholly-owned subsidiaries Arkavia Networks Limitada and Arkavia Networks (collectively “Arkavia”), as of December 31, 2023, and the related combined statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2023, and the period from January 1, 2024 through July 1, 2024 (the date of dispoition), the combined balance sheets of Servicios Informaticos CUATROi, SpA., Comercializadora CUATROi SpA., CUATROi Peru S.A.C., and CUATROi S.A.S. (entities under common ownership and management, collectively “CUATROi”), and the related statements of operations, stockholders’ and cash flows for the year ended December 31, 2023, and the period from January 1, 2024 through July 1, 2024 (Disposal), and the combined balance sheets of NLT Networks, SpA., NLT Tecnologias, Limitada, NLT Servicios Profesionales, SpA. (entities under common ownership and management, collectively (“NLT”) for the year ended December 31, 2023, and the related combined statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2023, and the period from January 1, 2024 through July 1, 2024 (the date of disposition); and the related notes (collectively “combined financial statements”) (Arkavia, together with CUATROi and NLT, the “Company”).

We also consent to the reference to us under the caption “Experts”, as experts in accounting and auditing in the Prospectuses.

CLAUDIO SILVA MORALES	BAKER TILLY CHILE LTDA.

Certified Public Accountants	registered – withdrawal request pending

Santiago Chile

September 26, 2025

Baker Tilly Chile trading as Baker Tilly is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities.

AUDITORÍA     ●    CONSULTORÍA     ●   ASESORÍAS TRIBUTARIAS

Baker Tilly Chile trading as Baker Tilly is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities.